                    CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of U.S. Office Products Company of our report dated 23 September 1996, relating to the financial statements of Ausdoc Stationery Pty Ltd, which appear in this Current Report on Form 8-K dated
September 23, 1996 of U.S. Office Products Company. We also consent to the reference to us under the caption "Experts" in the Registration Statement.

Yours sincerely,

/s/ Graeme Ross

Partner
Day Nielson
Chartered Accountants
Geelong, Australia

8 January 1997